UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2017 (November 20, 2017)

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On November 20, 2017, Royal Caribbean Cruises Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), as supplemented by a terms agreement dated November 20, 2017 (the “Terms Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., acting as representatives of the underwriters named in the Terms Agreement (the “Underwriters”) in connection with the proposed offer and sale by the Company of senior unsecured notes in an aggregate principal amount of $800,000,000. The Underwriting Agreement contains representations by the Company and indemnification on certain matters in favor of the Underwriters.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                           Exhibits.

Exhibit 1.1

Underwriting Agreement dated November 20, 2017 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement dated November 20, 2017 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: November 27, 2017	By:	/s/Bradley H. Stein
	Name:	Bradley H. Stein
	Title:	General Counsel, Corporate Secretary and Chief Compliance Officer